UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                        Date of Report: October 18, 2007
               (Date of earliest event reported): October 12, 2007

                                 Gene Logic Inc.

               (Exact Name of Registrant as Specified in Charter)



      Delaware                       0-23317                    06-1411336
  (State or other            (Commission File Number)          (IRS Employer
   jurisdiction                                             Identification No.)
 of incorporation)



      50 West Watkins Mill Road, Gaithersburg, Maryland            20878
           (Address of principal executive office)               (Zip Code)


       Registrant's telephone number, including area code: (301) 987-1700

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5.02         Departure of Directors or Principal Officers; Election of
                  Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By an Interim Report on Form 8K filed on June 22, 2007, Gene Logic announced that, effective June 18, 2007, Dr. Louis Tartaglia resigned his position as Chief Scientific Officer of Gene Logic Inc.

On October 12, 2007, Gene Logic received the fully signed agreement pursuant to which Dr. Tartaglia will act as a special adviser to the Company with regard to its Drug Repositioning business. Under the agreement, Dr. Tartaglia will receive a retainer at a rate of $25,000 per year, plus hourly pay of $150.00 for specific services. The agreement is for a term of twelve months beginning September 1, 2007 and may be extended by mutual agreement.

Item 9.01         Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number            Description
--------------            -----------
10.98                     Advisory Services Agreement between Gene Logic Inc.
                          and Louis Tartaglia

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 GENE LOGIC INC.

Date: October 18, 2007                           By:  /s/ Philip L. Rohrer, Jr.
                                                      --------------------------
                                                      Philip L. Rohrer, Jr.
                                                      Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number            Description
--------------            -----------
10.98                     Advisory Services Agreement between Gene Logic Inc.
                          and Louis Tartaglia